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                            ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATION
             (Please read information and instructions on last page)

PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972, THE UNDERSIGNED CORPORATION EXECUTES THE FOLLOWING ARTICLES:

ARTICLE I
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The name of the corporation is:  X.E. Co.
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ARTICLE II
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The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
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ARTICLE III
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The total authorized shares:

1.       Common Shares    60,000
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         Preferred Shares    None
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2.       A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         N/A
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ARTICLE IV
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1.        The address of the registered office is: 27335 W. 11 Mile Road,
          Southfield, MI 48035

2.        The mailing address of the registered office if different than above:
          27335 W. 11 Mile Road, Southfield, MI 48035

3.        The name of the resident agent at the registered office is: James O.
          Futterknecht, Jr.
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ARTICLE V


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The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                         Residence or Business Address

Stephen J. Lowney            313 S. Washington Square, Lansing, MI 48933-2193
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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.

ARTICLE VI
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A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) resulting from a violation of ss.55(1) of the Michigan Business Corporation Act; or (d) for any transaction from which the director derived an improper personal benefit. In the event the Michigan Business Corporation Act is amended, after approval by the shareholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article VI shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal, modification or adoption.

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I, the incorporator, sign my name this 17th day of December, 1996.

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/S/ STEPHEN J. LOWNEY